As filed with the Securities and Exchange Commission on August 4, 2005

Registration No.

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEW CENTURY BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

NORTH CAROLINA	20-0218264
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

700 West Cumberland Street

Dunn, North Carolina 28334

(910) 892-7080

(Address, including ZIP Code, and telephone number, including area code, of registrant’s principal executive offices)

New Century Bancorp, Inc. 2004 Incentive Stock Option Plan

New Century Bancorp, Inc. 2000 Incentive Stock Option Plan

New Century Bancorp, Inc. 2000 Nonstatutory Stock Option Plan

(Full title of the plans)

JOHN Q. SHAW, JR.

PRESIDENT AND CHIEF EXECUTIVE OFFICER

NEW CENTURY BANCORP, INC.

700 WEST CUMBERLAND STREET

DUNN, NORTH CAROLINA 28334

(910) 892-7080

(Name and address of agent for service)

WITH COPIES TO:

ANTHONY GAETA, JR., ESQ.

TODD H. EVESON, ESQ.

GAETA & EVESON, P.A.

8305 FALLS OF NEUSE ROAD, SUITE 203

RALEIGH, NORTH CAROLINA 27615

(919) 845-2558

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Common Stock $1.00 Par Value	46,690	$29.375	$1,371,518.75	$161.43

(1)	Pursuant to Rule 457(c) and Rule 457(h), the Aggregate Offering Price and the Registration Fee have been calculated on the basis of the maximum number of shares to be issued under the Plans and an Offering Price equal to the average of the bid and asked prices reported on August 3, 2005.

STATEMENT UNDER GENERAL INSTRUCTION E

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement on Form S-8 registers additional securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the New Century Bancorp, Inc. 2004 Incentive Stock Option Plan, the New Century Bancorp, Inc. 2000 Incentive Stock Option Plan and the New Century Bancorp, Inc. 2000 Nonstatutory Stock Option Plan is effective. Accordingly, pursuant to General Instruction E to Form S-8, New Century Bancorp, Inc. (the “Registrant”) hereby incorporates by reference herein the contents of such Registration Statement on Form S-8 (Commission File No. 333-117476) and hereby deems such contents to be a part hereof, except as otherwise updated or modified by this Registration Statement.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by Registrant with the Commission under the Securities Act are incorporated herein by reference:

(a)	Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2004; and

(b)	Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 and Registrant’s Current Reports on Form 8-K filed since January 1, 2005.

In addition, all documents subsequently filed with the Commission by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities being offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Registration Statement.

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Item 8. Exhibits

The following exhibits are filed herewith or incorporated herein by reference as a part of the Registration Statement.

Exhibit Number	Description
5.1	Opinion of Gaeta & Eveson, P.A. as to the legality of the securities being registered (filed herewith)

23.1	Consent of Dixon Hughes PLLC (filed herewith)

23.2	Consent of Gaeta & Eveson, P.A. (contained in the opinion filed herewith as Exhibit 5.1)

24.1	Power of Attorney (incorporated by reference from Commission File No. 333-117476)

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dunn, State of North Carolina, on August 4, 2005.

NEW CENTURY BANCORP, INC.

By:	/s/ John Q. Shaw, Jr.
John Q. Shaw, Jr.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities on August 4, 2005.

SIGNATURE	CAPACITY
/s/ John Q. Shaw, Jr. John Q. Shaw, Jr.	Director, President, and Chief Executive Officer

/s/ Lisa F. Campbell Lisa F. Campbell	Senior Vice President, Chief Financial Officer, and Secretary

/s/ C. L. Tart, Jr.* C. L. Tart, Jr.	Chairman of the Board

/s/ Oscar N. Harris* Oscar N. Harris	Vice Chairman of the Board

/s/ J. Gary Ciccone* J. Gary Ciccone	Director

/s/ T.C. Godwin, Jr.* T. C. Godwin, Jr.	Director

/s/ Gerald W. Hayes* Gerald W. Hayes	Director

/s/ John W. McCauley* John W. McCauley	Director

/s/ Carlie C. McLamb* Carlie C. McLamb	Director

/s/ Anthony E. Rand* Anthony E. Rand	Director

* By:	/s/ John Q. Shaw
John Q. Shaw
Attorney-In-Fact

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EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION OF EXHIBIT
5.1	Opinion of Gaeta & Eveson, P.A. as to the legality of the securities being registered

23.1	Consent of Dixon Hughes PLLC

23.2	Consent of Gaeta & Eveson, P.A. (included in Exhibit 5.1)

24.1	Power of Attorney (incorporated by reference from Commission File No. 333-117476)

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